Tel-Instrument Electronics Corp
                                CFO Certification                   Exhibit 32.2

           CERTIFICATION PURSUANT TO 8 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Tel-Instrument Electronics Corp. (the "Company"), on Form 10-Q for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph P. Macaluso, Principal Accounting Officer of the Company, certify, pursuant to and solely for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:

      3. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      4. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                By: /s/  Joseph P. Macaluso
                                                    ----------------------------
                                                    /s/  Joseph P. Macaluso
                                                    Principal Accounting Officer

                                                    November 12, 2004

      A signed original of this written statement required by Section 906 has been provided to Tel-Instrument Electronics Corp and will be retained by Tel-Instrument Electronics Corp and furnished to the Securities and Exchange Commission or its staff upon request.


                                      -17-